UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2009 and April 29, 2009, Converted Organics Inc. (the "Company") entered into binding term sheets with an institutional investor (the "Investor"), wherein the Company agreed to sell to the Investor, for the sum of $750,000 and $350,000, respectively, six-month nonconvertible original issue discount notes with principal amounts of $900,000 and $420,000, respectively (the "Notes"). The term sheets provide that if the Company raises over $1.32 million while the Notes are outstanding, the first $900,000 must be used to repay the note to be entered into pursuant to the term sheet dated April 28, 2009 and the second $420,000 must be used to repay the note to be entered into pursuant to the term sheet dated April 29, 2009. Additionally, in connection with the Notes to be issued pursuant to the April 28, 2009 and April 29, 2009 term sheets, the Investor will receive five-year warrants to purchase 750,000 shares and 350,000 shares, respectively, of Company common stock, with exercise prices of $1.00 per share and $1.50 per share, respectively, subject to certain anti-dilution rights for issuance below the exercise prices. The Notes shall be senior secured obligations of the Company on the Company’s unencumbered assets, and the Investor will take a second lien on the Company's encumbered assets. The issuance and sale of such securities is subject to the preparation of definitive documentation to effect the transactions that is mutually and reasonably satisfactory to each party, and the Company can provide no assurances that such documentation will be completed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

May 4, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO